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                                                                    EXHIBIT 11.2

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                               AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
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                                                                           Six Months Ended June 30,
                                                                               1997         1996
                                                                           ------------  ------------
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PRIMARY

Net income                                                                  $ 6,810,912    $5,009,470
                                                                            ===========    ==========
Weighted average number of common shares outstanding:
    Shares outstanding from beginning of period                              11,551,136     8,800,000
    Other issuances of common stock                                              13,261             -
    Purchases of treasury stock                                                  (6,148)            -
    Common stock equivalents:
Additional equivalent shares issuable from assumed
    exercise of common stock options                                            123,849             -
                                                                            -----------    ----------
Weighted average common and common share equivalents                         11,682,098     8,800,000
                                                                            ===========    ==========
Net income per common share                                                 $      0.58    $     0.57
                                                                            ===========    ==========


FULLY DILUTED

Net income                                                                  $ 6,810,912    $5,009,470
                                                                            ===========    ==========
Weighted average number of common shares outstanding:
    Shares outstanding from beginning of period                              11,551,136     8,800,000
    Other issuances of common stock                                              13,261             -
    Purchases of treasury stock                                                  (6,148)            -
    Common stock equivalents:
Additional equivalent shares issuable from assumed
    exercise of common stock options                                            147,898             -
                                                                            -----------    ----------
Weighted average common and common share equivalents                         11,706,147     8,800,000
                                                                            ===========    ==========
Net income per common share                                                 $      0.58    $     0.57
                                                                            ===========    ==========
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